ASSET PURCHASE AND CONTRIBUTION AGREEMENT



      This Asset Purchase and Contribution Agreement (this
"Agreement") is entered into as of September 11, 1995, between IndeNet, Inc., a Delaware Corporation (the "Buyer"), and
Channelmatic, Inc., a California corporation (the "Seller").  The
Buyer and the Seller are referred to collectively herein as the "Parties."

      This Agreement contemplates a transaction in which the Buyer will purchase a portion of the assets of Seller (other than the Excluded Land) and assume the liabilities of the Seller in return for cash, the Buyer Note and 1,530,000 shares of the Common Stock of Buyer. Immediately after the foregoing purchase and sale of a portion of the Seller's assets, the Buyer will contribute all of the assets acquired and liabilities assumed from the Seller to a newly-formed Delaware corporation (herein tentatively referred to as "NewCo") in exchange for shares of NewCo's common stock, and the Seller will, concurrently with the Buyer's contribution, contribute the remaining assets (other than the Excluded Land) of the Seller to NewCo in exchange for shares of NewCo's common stock.

      Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1.    Definitions.

      "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller, including without limitation all of its (a) leaseholds, subleaseholds, improvements, fixtures, and fittings therein, (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, (d) leases, and rights thereunder, (e) contracts, instruments of indebtedness, Security Interests, guaranties, other similar arrangements, and rights thereunder,
(f) accounts, notes, and other receivables and rights thereunder,
(g) claims, deposits, prepayments, refunds (including Tax refunds and insurance refunds or rebates), (h) permits, licenses, orders, registrations, certificates, and similar rights obtained from governments and governmental agencies, (i) books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and (j) Cash; provided, however, that the Acquired Assets shall not include (i) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation or (ii) the Excluded Land.

      "Alpine Lease" means that certain Lease Agreement, dated
March 1, 1993, entered into between the Seller and William D.
Killion and Sally J. Killion with respect to the lease of Seller's principal place of business located at 821 Tavern Road, Alpine, California.

      "Assumed Liabilities" means (a) all liabilities of the Seller set forth on the face of the balance sheet dated
June 30, 1995, (b) all liabilities of the Seller which have arisen after the June 30, 1995 balance sheet of the Seller in the Ordinary Course of Business (other than liabilities that are required to be disclosed in the Disclosure Schedule), (c) all obligations of the Seller under the licenses, sublicenses, leases, subleases, contracts, and other arrangements referred to in the definition of Acquired Assets, (d) the liabilities and obligations of the Seller not included in the June 30, 1995 Balance Sheet that are specified in an appendix to the Disclosure Schedule under an express statement (that the Buyer has initialled) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed, and (e) any sales tax liability of the Seller arising due to the sale of its personal property to the Buyer; provided, however, that the Assumed Liabilities shall not include (i) any Liability of the Seller for income Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Seller is transferring the Acquired Assets and the Assumed Liabilities),
(ii) any Liability of the Seller for legal fees (including such counsel's costs and expenses) incurred in connection with this Agreement or the consummation of the transactions contemplated hereby, (iii) any Liability to any officers, directors, or employees of the Seller arising prior to the Closing, whether by agreement or otherwise, other than any liabilities that may be assumed by the Buyer pursuant to Section 5(j) hereof, or (iv) any Liability for Taxes other than Tax Liabilities included in subparagraphs (a), (b), (d) or (e) above.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer Note" has the meaning set forth in Section 2(c) below.

      "Buyer Shares" has the meaning set forth in Section 2(c) below.

      "Cash" means cash and cash equivalents/marketable securities/short term investments.

      "Closing" has the meaning set forth in Section 2(d) below.

      "Closing Date" has the meaning set forth in Section 2(d) below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contributed Assets" has the meaning set forth in Section 2(a) below.

      "Disclosure Date" means the thirtieth (30th) calendar day after the date of this Agreement.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Excluded Land" means that certain real estate owned by the Seller and identified on Exhibit A hereto that is not subject to transactions contemplated by this Agreement.

      "GAAP" means United States generally accepted accounting principles in effect from time to time.

      "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names (including the name "Channelmatic, Inc.") and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, documentation,
(f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

      "Knowledge" means actual knowledge after reasonable investigation. When referring to the Seller, "Knowledge" shall include the Knowledge of the Seller Stockholder.

      "Liability" means any obligation or liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due).

      "Most Recent Balance Sheet" means the balance sheet of the Seller dated June 30, 1995.

      "Most Recent Financial Statements" means the financial statements of the Seller, dated June 30, 1995.

      "Most Recent Fiscal Month End" means June 30, 1995.

      "Most Recent Fiscal Year End" means December 31, 1994.

      "NewCo" means a Delaware corporation to be formed by the Buyer prior to the Closing, which corporation shall continue the Seller's business after the consummation of all of the transactions contemplated hereby.

      "NewCo Common Stock" means the Common Stock, $.001 par value, to be issued by NewCo.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Parties" or "Party" has the meaning set forth in the preface above.

      "Purchased Assets" has the meaning set forth in Section 2(a) below.

      "Purchase Price" has the meaning set forth in Section 2(c) below.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien.

      "Seller" has the meaning set forth in the preface above.

      "Seller Stockholder" means William D. Killion and/or any other person who or which holds any shares of capital stock of the Seller on the date hereof and/or on the Closing Date.

      "Tax" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or addition thereto, whether disputed or not.

      2.    Basic Transaction.

            (a)   Purchase and Sale of Assets.  The "Purchased
Assets" shall refer to such portion of the Acquired Assets which are equal in value to the Purchase Price. Seller shall contribute all of the remaining Acquired Assets (referred to hereinafter as the "Contributed Assets") to NewCo in exchange for NewCo Common Stock in accordance with Section 8 of this Agreement. The Purchased Assets shall be set forth on Exhibit M, attached hereto.

            (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to pay or assume at the Closing and to thereafter become responsible for the payment of all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities, which Liabilities shall remain the sole obligation and responsibility of the Seller.

            (c) Determination of Purchase Price. The "Purchase Price" for the Purchased Assets shall be an amount equal to the sum of: (i) Five Million Six Hundred and Two Thousand Five
Hundred U.S. Dollars ($5,602,500) (payable in cash and by the delivery of the Buyer Note, as described in Section 2(e) below); (ii) the amount of the Assumed Liabilities (determined as of the Closing Date); and (iii) the value of 1,530,000 unregistered shares of Common Stock of Buyer (the "Buyer Shares"). In the event the Buyer effects a stock split, stock dividend or otherwise combines, divides or recapitalizes its shares of Common Stock prior to the Closing, the number of Buyer Shares issued to Seller at Closing shall be proportionately adjusted to reflect such combination, division or other recapitalization. For purposes of the purchase, the value of each share of Common Stock of the Buyer Shares shall be deemed to be 70% of the average of the Quoted Prices for all trading days during the 30-day period prior to the Closing Date. The "Quoted Price" of the Buyer
Shares is the last reported sales price of a Buyer Share as reported by The Nasdaq Stock Market, or if the Buyer Shares are listed on another securities exchange, the last reported sales price of the Buyer Shares on such exchange, or if they are not so reported or listed, then the Quoted Price shall be equal to the average of the last reported bid prices over such period, as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service, if such quotation is not reported during such period by the National Quotation Bureau, Inc.

            (d) The Closing. The closing of the purchase by the Buyer and the sale by the Seller of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller in Alpine, California, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "Closing Date").

            (e)   Deliveries at Closing.  At the Closing, the
Seller shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below. At the Closing, the Buyer shall deliver to the Seller: (i) its promissory note (the "Buyer Note") in the form of Exhibit B attached hereto, in the aggregate principal amount of One Million
One Hundred and Two Thousand Five Hundred U.S. Dollars
($1,102,500); (ii) cash by wire transfer or delivery of other immediately available funds for Four Million Five Hundred
Thousand U.S. Dollars ($4,500,000); (iii) the Buyer Shares; and
(iv) the various certificates, instruments, and documents referred to in Section 6(b) below.

            (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Purchased Assets acquired by the Buyer for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit M.

      3.    Representations and Warranties of the Seller.  The
Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing
Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedules to be attached to this Agreement (the "Disclosure Schedule") on or before the Disclosure Date, which Schedules shall be correct and complete as of the Disclosure Date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered numbered paragraphs contained in this Section 3.

            (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller Stockholder has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights generally and remedies generally and general principals of equity. The Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

            (c)   Noncontravention.  Except as set forth in
Schedule 3(c)(i), neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above and Section 8 below), will, to Seller's Knowledge, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller.
To Seller's Knowledge, Schedule 3(c)(ii) lists all written or oral agreements, arrangements, contracts, leases, subleases, licenses, sublicenses, franchises, permits, indentures, agreements or mortgages for borrowed money, instruments of indebtedness, Security Interests, or other arrangements to which the Seller is a party or by which it is bound or to which any of its assets is subject, that may be breached, accelerated, terminated, modified or cancelled by either party thereto as a result of the execution and the delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedules 3(c)(i) or 3(c)(ii), to Seller's Knowledge the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement
(including the assignments and assumptions referred to in Section 2 above and Section 8 below).

            (d)   Subsidiaries.  The Seller has no subsidiaries.

            (e) Financial Statements. Attached hereto as Exhibit G are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet and statement of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 1992, December 31, 1993, and December 31, 1994, (the "Most Recent Fiscal Year End") for the Seller; and (ii) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 6 months ended June 30, 1995 (the "Most Recent Fiscal Month End") for the Seller. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true, correct and complete, and are consistent with the books and records of the Seller (which books and records are true, correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material) and lack footnotes and other presentation items.

            (f) Events Subsequent to Most Recent Fiscal Month End. Except as set forth on Schedule 3(f), since the Most Recent Fiscal Month End, there has not been any material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Seller taken as a whole. Without limiting the generality of the foregoing, since that date:

                  (i)  the Seller has not sold, leased,
transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary
Course of Business;

                  (ii)  the Seller has not entered into any
contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business;

                  (iii)  no party has accelerated, terminated,
modified, or canceled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) involving more than $10,000.00 to which the Seller is a party or by which any of them is bound;

                  (iv)  the Seller has not imposed any Security
Interest upon any of its assets, tangible or intangible;

                  (v)  the Seller has not made any capital
expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

                  (vi)  the Seller has not created, incurred,
assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $10,000.00 singly or $50,000.00 in the aggregate or outside the Ordinary Course of Business;

                  (vii)  the Seller has not delayed or postponed
(beyond its normal practice) the payment of accounts payable and other Liabilities;

                  (viii)  the Seller has not canceled,
compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

                  (ix)  the Seller has not granted any license
or sublicense of any rights under or with respect to any Intellectual Property;

                  (x)  the Seller has not declared, set aside,
or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xi)  the Seller has not experienced any
material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xii)  the Seller has not made or pledged to
make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xiii)  there has not been any other material
occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

                  (xiv)  the Seller has not committed to any of
the foregoing.

            (g) Additional Liabilities. The Most Recent Balance Sheet sets forth all Liabilities of Seller within Seller's Knowledge as of June 30, 1995. To Seller's Knowledge,
Schedule 3(g) sets forth all Liabilities which will be Assumed Liabilities which have arisen since June 30, 1995 and which were not incurred in the Ordinary Course of Business.

            (h) Tax Matters. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

            (i) Tangible Assets. The Seller owns or leases all tangible assets necessary for the conduct of its business and operations as currently in effect and as presently proposed to be conducted.

            (j) Owned Real Property. There is no real property owned by Seller other than the Excluded Land.

            (k)   Intellectual Property.

                  (i)  Schedule 3(k) lists all Intellectual
Property owned or used by the Seller.

                  (ii)  to Seller's Knowledge, neither the
Seller, nor any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller have ever received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation of Intellectual Property rights of third parties, except as set forth on Schedule 3(k). To the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller, except as set forth in Schedule 3(k).

                  (iii)  Schedule 3(k) of the Disclosure
Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Except as otherwise set forth on
Schedule 3(k), with respect to each item of Intellectual Property set forth on Schedule 3(k):

                        (A)   to the Knowledge of Seller, the
Seller possesses all right, title, and interest in and to the item;

                        (B)   the item is not subject to any
outstanding judgment, order, decree, stipulation, injunction, or charge;

                        (C)   no charge, complaint, action, suit,
proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Seller or any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                        (D)   the Seller has not agreed to
indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv)  Schedule 3(k) of the Disclosure
Schedule also identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has supplied the Buyer with correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as otherwise set forth on Schedule 3(k), with respect to each item of used Intellectual Property set forth on
Schedule 3(k):

                        (A)   to Seller's Knowledge, no party to
the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (B)   to Seller's Knowledge, no party to
the license, sublicense, agreement, or permission has repudiated any provision thereof;

                        (C)   the underlying item of Intellectual
Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                        (D)   no charge, complaint, action, suit,
proceeding, hearing, investigation, claim, or demand is pending, or, to the Knowledge of the Seller, or any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                        (E)   the Seller has not granted any
sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (l) Real Property Leases. Schedule 3(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 3(l) of the Disclosure Schedule (as amended to date). With respect to the Alpine Lease and/or to each lease and sublease listed in Schedule 3(l) of the Disclosure Schedule:

                  (i)  the Alpine Lease is legal, valid,
binding, enforceable, and in full force and effect;

                  (ii)  the Alpine Lease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                  (iii)  no party to any lease or sublease
listed on Schedule 3(l) is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv)  no party to any lease or sublease
listed on Schedule 3(l) has repudiated any provision thereof;

                  (v)  there are no disputes, oral agreements,
or forbearance programs in effect as to any lease or sublease listed on Schedule 3(l);

                  (vi)  the Seller has not assigned,
transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any leasehold or subleasehold listed on Schedule
3(l);

                  (vii) the facilities leased under the Alpine Lease has received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                  (viii)  the owner of the facilities leased
under the Alpine Lease has good and marketable title to the parcel of real property, knows of no restrictions that impair the current use or occupancy.

            (m)   Contracts.  Schedule 3(m) of the Disclosure
Schedule lists the following contracts, agreements, and other written arrangements to which the Seller is a party:

                     (i)  any written arrangement (or group of
related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000.00 per annum;

                    (ii)  any written arrangement (or group of
related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $5,000.00;

                   (iii)  any written arrangement concerning a
partnership or joint venture;

                    (iv)  any written arrangements (or group of
related written arrangements) under which the Seller has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000.00 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                     (v)  any written arrangements concerning
confidentiality or noncompetition;

The Seller has delivered to the Buyer a correct and complete copy of each written arrangements listed in Schedule 3(m) of the Disclosure Schedule. Except as otherwise set forth on Schedule 3(m) and to Seller's Knowledge, with respect to each written arrangement so listed: (A) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and
(B) no party has repudiated any provision of the written arrangement. The Seller is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Schedule 3(m) of the Disclosure Schedule under the terms of this Schedule 3(m). No major supplier of the Seller has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to them and no major customer of the Seller has indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from them.

            (n)   Powers of Attorney.  Except as set forth on
Schedule 3(n), there are no outstanding powers of attorney executed on behalf of the Seller.

            (o)   Insurance.  Schedule 3(o) of the Disclosure
Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller is a party.

            (p) Litigation. Except as set forth in Schedule 3(p), to the Knowledge of the Seller there are no claims, actions, judgments, suits or proceedings commenced, pending or threatened which will or might in any way affect, or which relate to the obtaining of, the Purchased Assets or any of the other rights and benefits by Buyer hereunder, and the Seller has no Knowledge of any grounds on which any claims, actions, suits or proceedings might be commenced with respect to the rights granted by the Seller hereunder and/or the exploitation thereof by Buyer. The Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

            (q) Employee Liabilities. Except to the extent that such Liabilities are expressly assumed by the Buyer and/or NewCo pursuant to Section 5(j) hereof, neither the Buyer nor NewCo shall have any Liability to any of the Seller's employees regarding any employment or employee-related matter that occurred, or may occur, prior to the Closing Date, including any Liability for salaries, bonuses, reimbursements, vacation pay, or employee benefits of any kind, and neither the Purchased Assets nor the Acquired Assets shall be subject to any lien that may have arisen prior to the Closing Date regarding any of Seller's employees.

            (r) Guaranties. The Seller is not a guarantor or, to Seller's Knowledge, otherwise is liable for any Liability or obligation (including indebtedness) of any other person.

            (s)   Environment.

                     (i)  Except as disclosed on Schedule 3(s),
the Seller has not handled or disposed of any substance in or on any facilities or properties listed on Schedule 3(l) or operated any properties or facilities listed on Schedule 3(l) in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against the Buyer or NewCo giving rise to any Liability under any Environmental Law or otherwise for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

                    (ii)  Except as disclosed on Schedule 3(s),
the Seller has obtained all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                   (iii)  Except as disclosed on Schedule 3(s),
to the Knowledge of the Seller, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property.

            (t)   Legal Compliance.

                     (i)  Except as set forth on Schedule 3(t),
the Seller has filed in a timely manner all material reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder) in order to conduct business in the manner currently conducted.

                    (ii)  The Seller has possession of all
material records and documents it is required to retain under all applicable laws (including rules and regulations thereunder) in order to conduct business in the manner currently conducted.

            (u) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or NewCo could become liable or obligated.

            (v) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

            (w) Investment. The Seller (i) understands that the Buyer Shares have not been, and will not be, registered under the Securities Act, (ii) the Seller is acquiring the Buyer Note solely for its own account, (iii) is a sophisticated investor with knowledge and experience in business and financial matters,
(iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Buyer Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares. In addition, the Seller understands that the Buyer Shares must be held indefinitely unless such shares are registered under the Securities Act or are exempt from registration and that, unless registered, the Seller may not sell the Buyer Shares pursuant to Rule 144, promulgated under the Securities Act by the Securities and Exchange Commission, prior to the expiration of a two-year period after the Closing Date. Any sales pursuant to Rule 144 are limited in amount and can only be made in full compliance with the provisions of Rule 144, which includes specific requirements that the Buyer is then providing certain information to the public with respect to its business and financial affairs.

            (x)   Legend.  The Seller understands that the Buyer
Shares shall bear the following legend:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SAID ACT, OR UNLESS, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SAID ACT.

      4.    Representations and Warranties of the Buyer.  The
Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing
Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

            (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly, existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable with its terms and conditions except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and remedies generally and general principals of equity.

            (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above and in Section 8 below), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above and Section 8 below).

            (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or NewCo could become liable or obligated.

            (e) Disclosure. The Buyer has delivered to the Seller copies of the Buyer's (i) Form 10-KSB/A-2 for the fiscal year ended December 31, 1994, (ii) Form 10-QSB/A for the quarterly period ended March 31, 1995, (iii) Form 10-QSB for the quarterly period ended June 30, 1995, (iv) Post-Effective
Amendment No. 1 to Form S-2, as filed with the Securities and Exchange Commission on July 16, 1995, (v) the 1994 Annual Report,
(vi) the Proxy Statement, dated May 25, 1995 relating to the annual meeting of shareholders held on June 25, 1995, and (vii) a Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on June 16, 1995. In addition, pursuant to Section 5(l) below, the Buyer has agreed to promptly deliver to the Seller copies of all additional reports filed by the Buyer with the Securities and Exchange Commission prior to the Closing Date. All of the documents and reports referred to in this Section 4(e), at the time of filing thereof, conformed in all material respects with the applicable requirements of the Securities Act and Securities Exchange Act and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

            (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 and Section 8 below).

            (b) Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters pertaining to (i) the sale to be effected pursuant to Section 2(a) hereof, and (ii) the contribution of the Acquired Assets by the Parties to NewCo pursuant to Section 8 hereof. Each of the Parties will file and use its best efforts to obtain any further filings pursuant thereto that may be necessary, proper, or advisable. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

            (c) Operation of Business. The Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 3(f) above.

            (d) Preservation of Business. The Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. Seller will use its best efforts to encourage suppliers, licensees, licensors, customers, and employees to continue their activities with NewCo, but Seller neither represents, warrants or guarantees that NewCo will continue on the same basis, or on any basis, with such persons.

            (e)   Full Access.  The Seller will permit
representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Seller.

            (f) Organization of NewCo. The Buyer shall cause NewCo to be incorporated in Delaware, shall cause William D. Killion to be elected as the Chairman of the Board of Directors of NewCo, and shall cause NewCo to issue 166,667 shares of NewCo Common Stock to the Buyer in consideration of $3,000,000. The Certificate of Incorporation to be filed in connection with the incorporation of NewCo shall be substantially in the form attached hereto as Exhibit H. The Parties hereto further agree that prior to Closing, NewCo shall make a $2,995,000 loan to the Buyer, which loan will be evidenced by a promissory note in the form attached hereto as Exhibit I and be secured by a pledge of the 166,667 shares of NewCo common stock owned by the Buyer. The Buyer shall cause NewCo to execute and deliver to William D. Killion an employment agreement substantially in the form attached hereto as Exhibit F (the "Employment Agreement") pursuant to which Mr. Killion will be employed as the Chairman of the Board of Directors of NewCo. The organizational documents of NewCo shall provide that during the period that Seller is a shareholder of NewCo, the following actions shall require the unanimous approval of the shareholders of NewCo:

                     (i)  doing business under any other name
than "Channelmatic, Inc.";

                    (ii)  moving the location of NewCo's
principal place of business from Alpine, California;

                   (iii)  selling all or substantially all the
assets of NewCo or merging NewCo with another company or entity;

                    (iv)  issuance of any shares of NewCo capital
stock other than the shares issued to the Parties on or before the Closing Date.

            (g) Notice of Developments. Each Party will give prompt written notice to the other Party of any material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the disclosing Party. The Seller acknowledges that certain information that the Buyer may be required to disclose to the Seller pursuant to the foregoing sentence may constitute non-public information and that, therefore, the Seller may be required to enter into a confidentiality/non-use agreement with the Buyer before such information is provided to the Seller.
Each Party will give prompt written notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            (h) Exclusivity. During the period beginning with the execution of this Agreement and ending on the earlier of the Closing Date or the termination of this Agreement, the Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving the Seller or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

            (i) Confidentiality. Until the Closing Date, the Buyer shall, and shall cause each of its directors, officers, employees, agents, advisors and representatives (the "Representatives") to, (A) maintain in confidence any and all non-public information concerning the Seller provided to them by the Seller or otherwise learned by them in the course of the negotiation of this Agreement and the transactions contemplated hereby, and (B) disclose such non-public information only to persons, corporations or other entities or third parties serving as the Buyer's legal, accounting, financial or investment advisors (including potential financing sources) to the extent reasonably necessary for the consummation of the transactions contemplated hereby. In the event the Buyer or any Representative is legally compelled to disclose any of such information, the Buyer shall give prompt notice thereof to the Seller to enable the Seller to seek an appropriate protective order and furnish, or cause to be furnished, only such portion of such information as is legally required to be disclosed and use its best efforts to obtain a protective order or other reliable assurances that confidential treatment will be accorded to such information. If the transaction contemplated by this Agreement shall not be consummated for any reason, the documents containing the information covered by this Section 5(i), including without limitation, any copies, notes and extracts thereof delivered by the Seller to the Buyer or the Representatives, shall immediately thereafter be returned to the Seller.

            (j)   Employee Terminations and Transfers.
Immediately after the Closing, and effective as of the Closing Date, NewCo intends to (but is not obligated to) hire all, or substantially all, of the Seller's employees for the same salary and with the same or similar employee benefits as in effect with the Seller immediately prior to the Closing. The Parties hereto agree to cooperate with each other in order to effect the termination/re-hiring of the employees. In connection therewith, the Parties agree to jointly prepare any and all notices, releases or other instruments reasonably necessary to terminate and re-hire the employees and agree to use their joint efforts to cause all such necessary notices, releases or instruments to be presented to, and signed by the employees. In order to effect the re-hiring of the employees, NewCo may assume, in writing, the Seller's obligations to its employees for unpaid salaries, vacation pay, reimbursements, accrued and unused vacation time, bonuses, commissions and other similar obligations, and NewCo shall be liable and responsible for, to the extent of such written assumptions, all such liabilities and obligations to the employees. To the extent NewCo does not assume the Seller's obligations to its employees as set forth herein, the Seller is authorized to pay such amounts at or prior to the Closing in order to eliminate any and all such obligations.

            (k) Insurance Policies. The Buyer shall, within 60 days after the date hereof, notify the Seller in writing whether the Insurance Policies listed on Schedule 3(o) should be terminated effective as of the Closing Date or transferred to NewCo as of the Closing Date. The Parties hereto agree to cooperate in transferring or terminating the Insurance Policies in accordance with the Buyer's written notice. The Parties agree that all transferred Insurance Policies shall be included in the definition of "Purchased Assets," and any refunds received by the Seller, the Buyer or NewCo as a result of the termination of any of the Insurance Policies shall likewise constitute "Purchased Assets."

            (l) Securities Exchange Act Reports. Until the Closing Date or the termination of the Agreement, whichever is sooner, the Buyer shall, within three business days of filing, deliver to the Seller a copy of each report filed by the Buyer with the Securities and Exchange Commission.

            (m) Disclosure Schedule. The Seller shall prepare, complete and deliver to the Buyer, on or before the Disclosure Date, all of the Schedules referred to in Section 3 of this Agreement. All Schedules delivered to the Buyer will become part of this Agreement effective as of the Disclosure Date.

      6.    Conditions to Obligation to Close.

            (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                     (i)  the representations and warranties set
forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii)  the Seller shall have performed and
complied with all of its covenants hereunder in all material respects through the Closing;

                   (iii)  the Buyer shall have accepted any
additions made by the Seller to the representations and warranties set forth in Section 3 above since the Disclosure Date reflecting changes that have occurred since the Disclosure Date;

                    (iv)  the Parties shall have procured all of
the third party consents specified in Section 5(b) above;

                     (v)  no action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein any unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer or NewCo to own, operate, or control the Purchased Assets or Acquired Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                    (vi)  the Buyer shall have received from
counsel to the Seller an opinion with respect to the matters set forth in Exhibit N attached hereto, addressed to the Buyer and dated as of the Closing Date;

                   (vii)  the Buyer shall have received a copy of
the Stock Option Agreement, in the form attached hereto as Exhibit E, duly executed and delivered by the Seller;

                  (viii)  the Buyer shall have received a copy of
the Registration Rights and Lock-Up Agreement, in the form attached hereto as Exhibit D, duly executed by the Seller;

                    (ix)  the Buyer shall have received a General
Assignment and Bill of Sale, in the form attached hereto as Exhibit L, and duly executed by the Seller;

                     (x)  the Buyer shall have obtained, on terms
and conditions satisfactory to it, no less than $6,000,000 of additional debt and/or equity financing from the offering currently being effected on Buyer's behalf by Sutro & Co.
Incorporated;

                    (xi)  The Buyer shall have received the
Amendment to Lease, the form of which is attached hereto as Exhibit P, duly executed by William D. Killion and Sally J.
Killion;

                   (xii)  all actions to be taken by the Seller
in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a). If one or more conditions specified in this Section 6(a) have not been performed or satisfied, but Buyer consents to the Closing, any such unperformed or unsatisfied conditions shall be deemed to have been waived.

            (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                     (i)  the representations and warranties set
forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii)  the Seller shall have accepted any
additions made by the Buyer to the representations and warranties set forth in Section 4 above since the date of this Agreement reflecting changes that have occurred since the date hereof;

                   (iii)  the Buyer shall have performed and
complied with all of its covenants hereunder in all material respects through the Closing;

                    (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                     (v)  the Seller shall have received a copy
of the Buyer Note duly executed by the Buyer;

                    (vi)  the Seller shall have received a stock
certificate or certificates, date as of the Closing Date and registered in the name of the Seller, representing the Buyer
Shares;

                   (vii)  the Seller shall have received a copy
of the Pledge and Security Agreement, in the form attached hereto as Exhibit C, duly executed by the Buyer;

                  (viii) the Seller shall have received a copy of the Registration Rights and Lock-Up Agreement duly executed by the Buyer;

                    (ix)  the Seller shall have received from
counsel to the Buyer an opinion with respect to the matters set forth in Exhibit O attached hereto, addressed to the Seller and dated as of the Closing Date;

                     (x)  the Buyer shall have executed the
Amendment to Lease, the form of which is attached hereto as Exhibit P;

                    (xi)  the stockholders of the Buyer
identified in the Voting Agreement, the form of which is attached hereto as Exhibit Q, have executed and delivered the Voting
Agreement to the Seller for its execution;

                   (xii)  the Buyer shall have executed and
delivered to Mr. William D. Killion the Indemnification
Agreement, the form of which is set forth as Exhibit R hereto;

                  (xiii)  since the date of this Agreement, no
material adverse change has occurred in the financial condition or in the results of operations of the Buyer; and

                   (xiv) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6(b). If one or more conditions specified in this Section 6(b) have not been performed or satisfied, but Seller consents to the Closing, any such unperformed or unsatisfied conditions shall be deemed to have been waived.

      7.    Termination.

            (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                     (i)  the Buyer and the Seller may terminate
this Agreement by mutual written consent at any time prior to the Closing;

                    (ii)  the Buyer may terminate this Agreement
by giving written notice to the Seller at any time prior to the Closing in the event the Seller is in breach, and the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach, of any material covenant contained in this Agreement in any material respect;

                   (iii)  the Buyer may terminate this Agreement
by giving written notice to the Seller on or before the 60th day following the date of this Agreement if the Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Seller;

                    (iv)  the Buyer may terminate this Agreement
by giving written notice to the Seller at any time after the 120th day following the date of this Agreement if the Closing shall not have occurred on or before the 120th day following the date of this Agreement for any reason other than a willful breach by the Buyer of a representation, warranty, or covenant contained in this Agreement; or

                     (v)  the Seller may terminate this Agreement
by giving written notice to the Buyer at any time after the 120th day following the date of this Agreement if the Closing shall not have occurred on or before the 120th day following the date of this Agreement for any reason other than a willful breach by the Seller of a representation, warranty, or covenant contained in this Agreement.

            (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a)(i), Section 7(a)(iii),
Section 7(a)(iv) or Section 7(a)(v) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. Any termination under Section 7(a)(ii) shall be without prejudice to any rights the terminating party may have against the breaching party.

      8.    Post-Closing Covenants.

            (a) NewCo Transaction. On the Closing Date, immediately following the Closing, the Parties agree to consummate the following additional transactions and to perform the following additional acts, and the Buyer agrees to cause Newco to complete each of the following transactions required to be performed hereunder by it:

                  (i) The Buyer shall assign, sell, convey and transfer to NewCo (i) all of the Purchased Assets at the Closing and (ii) all of the Assumed Liabilities assumed by the Buyer of the Closing, and NewCo shall acquire from the Buyer all such assets and assume from the Buyer all such liabilities.

                  (ii) The Seller shall assign, sell, convey and transfer to NewCo all of the Contributed Assets, and NewCo shall acquire from the Seller all such assets.

                  (iii) In consideration for the transfer of the assets and the assumption of liabilities effected pursuant to Sections 8(i) and 8(ii) above, NewCo shall issue to the Buyer and to the Seller 500,000 shares of NewCo Common Stock and 333,333 shares of NewCo Common Stock, respectively. Such issuances of NewCo Common Stock shall be effected by the delivery of stock certificates, dated as of the Closing Date, registered in the Buyer's name (500,000 shares) and the Seller's name (333,333 shares), which delivery will be made concurrently with the delivery to NewCo by the Buyer and the Seller of duly executed instruments of sale, transfer, conveyance and assignment.

                  (iv)  NewCo shall execute and deliver to the
Seller that certain Subsidiary Guaranty, the form of which is attached hereto as Exhibit J, and that certain Subsidiary Security Agreement, the form of which is attached hereto as Exhibit K.

                  (v) The Seller shall file with the office of the Secretary of State of California, an amendment to its articles of incorporation changing its name from "Channelmatic, Inc." to "Killer Barn, Inc." (or any other name selected by the Seller, provided that such other name is not similar to "Channelmatic"), and shall file with the appropriate offices of all other states in which the Seller is qualified to do business all certificates, notices and other instruments necessary to change the name of the Seller in such states from "Channelmatic, Inc." to "Killer Barn, Inc."

      The Parties agree that each of the transactions and other acts required to be performed on the Closing Date pursuant to the provisions of this Section 8(a) is an integral and material part of the transactions contemplated by this Agreement and that the failure of either Party, or NewCo, to promptly and fully perform all acts required by this Section 8(a) shall constitute a material breach of this Agreement.

            (b) Refinancing. Before or after the Closing Date, on behalf of Seller/Newco, the Buyer may engage in negotiations with Wells Fargo Bank, currently the Seller's secured lender, in order to refinance or restructure the Seller's obligation under its current Wells Fargo Bank credit facility (the "Credit Facility"). In addition, after the Closing Date, the Buyer may attempt to obtain alternate financing to replace the Credit Facility. The Parties hereby agree that Buyer or NewCo may restructure, refinance or otherwise replace the Credit Facility with one or more secured loans or credit facilities on terms and conditions satisfactory to the Buyer; provided however, that, without the Seller's written consent, under such amended or new loan or credit facility (i) the maximum amount of indebtedness that is secured by NewCo's assets does not exceed $2,000,000 and
(ii) the maximum amount of principal for which NewCo will be liable shall not exceed $2,000,000.

      (c) State Sales Tax. The Parties acknowledge that the Seller is obligated to prepare additional tax returns and forms relating to the sales tax liability set forth in the Financial Statements and that the Seller may be entitled to collect an amount equal to such sales taxes from certain of its customers. The Parties agree that NewCo, with the cooperation of the Seller, shall (i) on behalf of the Seller, prepare and file all required sales tax returns and forms, (ii) pay all such sales taxes (up to the amount specified in the Financial Statements under the line item "Other Taxes"), and (iii) collect and keep all amounts owing to the Seller by its customers as a result of such sales tax payments.

      9.    Miscellaneous.

            (a)   Survival.  All of the representations,
warranties and covenants of the Parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or at the Closing shall survive any prior investigation or examination by or on behalf of any Party and the consummation of the transactions contemplated hereby until the date which is 24 months after the Closing Date, except for claims in respect thereof pending at such time (which will survive until finally determined or settled).

            (b) Indemnification. The Seller hereby covenants and agrees to indemnify and save and hold the Buyer and NewCo harmless from and against any losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred in connection with pursuing such indemnification) (the "Damages") arising out of or resulting from
(i) any material inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement or in any writing delivered pursuant to this Agreement; and (ii) the failure of the Seller to perform or observe fully any covenant, agreement or provision to be performed or observed by any of them pursuant to this Agreement or any writing delivered pursuant to this Agreement.

      Until the date that is 24 months after the Closing Date, the Seller shall not, without the prior written approval of the
Buyer:

                     (i)  Sell, distribute, pledge, encumber, or
in any way transfer some or all of, or an interest in, either the Buyer Note, the Buyer Shares, or the NewCo Common Stock the
Seller acquires pursuant to Section 8 hereof;

                    (ii)  Consolidate with or merge with or into
any other entity, or otherwise reorganize if immediately after such consolidation, merger or reorganization the surviving entity shall have a consolidated net worth (as determined by GAAP) of less than $5,000,000;

                   (iii)  liquidate, dissolve or wind up; or

                    (iv)  incur or assume, in a single
transaction or through a series of related transactions, obligations or liabilities if immediately after such transactions the Seller's net worth (determined in conformity with GAAP, except that the value of the Buyer Note shall be deemed to be equal to the principal balance thereof as revised from time to time) would be less than $5,000,000.

      The Buyer covenants and agrees to indemnify and save and hold the Seller harmless from and against any Damages arising out of or resulting from (x) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement or in any writing delivered pursuant to this Agreement; and (y) the failure of the Buyer or NewCo to perform or observe any covenant, agreement, or condition to be performed or observed by it pursuant to this Agreement or any agreement delivered pursuant to this Agreement.

            (c) Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

            (d) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

            (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

            (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may assign any or all of its rights and interests hereunder to NewCo (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

            (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to the Seller:               Copy to:

       William Killion                 Kevin M. Bagley, Esq.
       c/o Channelmatic, Inc.          King & Ballow
       821 Tavern Road                 750 B Street, Suite 2700
       Alpine, CA 91901                San Diego, CA  92101


       If to the Buyer:                Copy to:

       Robert Lautz                    Istvan Benko, Esq.
       IndeNet, Inc.                   Troy & Gould
       1640 North Gower St.            1801 Century Park East
       Los Angeles, CA  90028          16th Floor
                                       Los Angeles, CA  90067

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

            (j)   Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws
(and not the law of conflicts) of the State of California.

            (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of time within which the judgment may be appealed.

            (m) Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The legal, accounting and other fees and expenses incurred by the Seller and/or the Seller Stockholder in connection with the transactions contemplated by this Agreement shall be paid by the Seller prior to the Closing and shall not be included in the Assumed Liabilities. The Parties hereby acknowledge that certain employees are actively involved in facilitating the transactions contemplated by this Agreement.
The Parties hereby agree that the salaries of such employees, and the other indirect expenses resulting from Seller's efforts to consummate this Agreement, shall not be included in the cost and expenses to be borne by each Party and that, therefore, the Seller may pay both the salaries of such employees and such other indirect expenses incurred by Seller in consummating this Agreement.

            (n) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy (of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

            (o)   Incorporation of Exhibits and Schedules.  The
Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(q) below), in addition to any other remedy to which it may be entitled, at law or in equity.

            (q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the state or federal courts sitting in San Diego County, California, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

            (r) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

            (s) Further Assurances. The Parties hereby agree from time to time to execute and deliver such further and other transfer, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

      IN WITNESS WHEREOF, the Parties hereby have executed this Agreement as of the date first above written.

The "BUYER"

INDENET, INC.
a Delaware corporation



By:_____________________________


Title:__________________________


The "SELLER"

CHANNELMATIC, INC.
a California corporation



By:_____________________________


Title:__________________________